Exhibit 99.1

NEWS

For Immediate Release	Media Contact:	Donna Pullen (803) 765-4558
July 26, 2013	Analyst Contact:	John C. Pollok (803) 765-4628

SCBT Reports Record Operating Results for 2Q 2013 of $0.77 per share;

Declares Quarterly Cash Dividend

COLUMBIA, S.C.—July 26, 2013—SCBT Financial Corporation (NASDAQ: SCBT), the holding company for SCBT, today released its unaudited results of operations and other financial information for the three-month period ended June 30, 2013.  Highlights of the second quarter 2013 include:

•                  Net income of $12.5 million, or $0.74 diluted EPS in 2Q 2013 compared to $10.6 million, or $0.63 diluted EPS 1Q 2013 and $8.0 million, or $0.55 diluted EPS, in 2Q 2012;

•                  Operating earnings, which excludes merger-related expense and securities gains or losses, of $13.1 million, or $0.77 diluted EPS in 2Q 2013 compared to $12.0 million, or $0.71 diluted EPS in 1Q 2013 and $9.3 million, or $0.63 diluted EPS in 2Q 2012;

•                  Core deposit growth, excluding CDs and the Savannah acquisition, up $42.8 million in 2Q 2013, or 6.2% annualized growth;

•                  Return on average assets was 0.99% annualized in 2Q 2013 compared to 0.84% in 1Q 2013 and 0.75% in 2Q 2012;

•                  Operating efficiency ratio was 63.8% in 2Q 2013 compared to 64.5% in 1Q 2013 and compared to 60.8% in 2Q 2012;

•                  Net charge-offs of non-acquired loans decreased to 0.40% annualized for 2Q 2013, compared to 0.56% annualized for 1Q 2013 and 0.77% annualized for 2Q 2012;

•                  Non-performing Assets (NPAs) improved to 2.56% of loans and repossessed assets, excluding acquired assets, for 2Q 2013 compared to 2.91% for 1Q 2013 and 3.32% for 2Q 2012; and

•                  Legacy loan growth for 2Q 2013 was $61.3 million or 9.4% annualized.

Quarterly Cash Dividend

The Board of Directors of SCBT has declared a quarterly cash dividend of $0.19 per share on its common stock payable on August 23, 2013 to shareholders of record as of August 16, 2013.  This per share amount is $0.01 per share, or 5.6% higher than the dividend paid in the immediately preceding quarter and is $0.02 per share, or 11.8%, higher than a year ago.

Second Quarter 2013 Financial Performance

Please refer to the accompanying tables for detailed comparative data on results of operations and financial results.

The Company reported consolidated net income of $12.5 million, or $0.74 per diluted share, for the three months ended June 30, 2013 compared to consolidated net income of $10.6 million, or $0.63 per diluted share, for the first quarter of 2013.  This $1.9 million increase was primarily the net result of improved net interest income, reduced provision for loan losses, and a reduction in merger-related expenses.  The increases were offset by a decline in noninterest income.

“I am pleased to announce record operating earnings for the second quarter, and continued improvement in our return on assets and return on equity,” said Robert R. Hill, Jr., president and CEO.  “Our performance this quarter was driven by continued asset quality improvements, a higher net interest income and lower non-interest expense.  We experienced some revenue slowdown in mortgage banking, as mortgage originations decreased somewhat in association with rising interest rates during the quarter.  Our loan and core deposit growth continued to be strong with non-acquired loan growth of 9.4% annualized.  We also completed the integration of The Savannah Bancorp, Inc., and are making excellent progress in the Savannah market.”

Asset Quality

During the second quarter of 2013, SCBT continued to experience improvement in asset quality, excluding acquired loans and other real estate owned (“OREO”), as nonperforming loans declined by $4.0 million, or 7.0%, and classified assets declined by $17.3 million, or 12.3% from the first quarter of 2013.    Nonperforming assets to total assets declined to 1.36% due to the decrease in both non-acquired nonaccrual loans and OREO.  NPAs, excluding acquired NPAs, declined by $7.7 million from the first quarter 2013 level.  Improvements in asset quality continue as we experienced improvement in our markets in housing starts (permits), home sales, continued decline in net charge-offs and lower unemployment rates.

At June 30, 2013, the allowance for non-acquired loan losses was $38.6 million, or 1.45% of non-acquired period-end loans.  The current allowance for loan losses represents 73% of period-end non-acquired nonperforming loans.  Net charge-offs within the non-acquired loan portfolio decreased to $2.6 million, or 0.40% annualized from $3.6 million, or 0.56% annualized in the first quarter of 2013, and from $4.7 million, or 0.77% annualized in the second quarter of 2012.   In evaluating our provision for loan losses, we continue to see meaningful improvement in the trailing average of historical loan losses as the high charge-off quarters from prior periods are being replaced with much lower current loss rates.

Non-acquired OREO decreased by $3.7 million from the first quarter of 2013 and decreased by $9.6 million from the second quarter of 2012.  During the second quarter, the Company recorded write-downs on 14 properties totaling $960,000; sold 30 properties with book value of $4.6 million for a net gain of $136,000; and added 17 properties for a total of $1.8 million.

Net Interest Income and Margin

Non-taxable equivalent net interest income was $55.3 million for the second quarter of 2013, a $1.5 million increase from the first quarter of 2013, resulting from an increase in yields on the acquired loan portfolio and an increase in volume of non-acquired loans.  The yield on interest earning assets increased by 6 basis points to 5.13%.

We are estimating significant cash flow improvements in our acquired loan portfolios, primarily in the CBT and Peoples portfolios, as part of our recast process.

The overall cost of funds declined by 1 basis point from 21 basis points during the first quarter to 20 basis points during the second quarter (including the impact of non-interest bearing demand deposits).

Noninterest Income and Expense

Noninterest income declined for the second quarter of 2013 compared to the second quarter of 2012.  This decrease was the result of the following:  (1) mortgage banking income decreased $1.1 million due to fewer loans sold and reduced pipeline; (2) service charges on deposit accounts were down $150,000; (3) other fees were down $436,000 due to a decrease in recoveries related to acquired loans; and (4) the negative accretion on the FDIC indemnification asset increased by $2.9 million. Partially offsetting these decreases were increases of $796,000 in trust and investment services income and $627,000 in bankcard services income.  The negative accretion results from the reduction of expected cash flows of this asset related to certain pools of acquired loans which had improved estimated cash flows, and is being recognized over the shorter of the underlying assets remaining life or remaining term of the loss share agreements.

Compared to the first quarter of 2013, noninterest income was down a total of $1.0 million.  This decrease resulted from a $1.4 million decrease in mortgage banking income.  Partially offsetting this decrease was an increase of $352,000 in bankcard services income.

Noninterest expense was $44.9 million in the second quarter of 2013, a 19.7% or $7.4 million increase from $37.5 million in the second quarter of 2012.  This increase was driven primarily by an increase in salaries and benefits of $5.5 million, or 30.0%, and increases in all other noninterest expense categories, excluding merger-related expense and furniture and equipment expense. The increase in salaries and employee benefits resulted primarily from the impact of the addition of new FTEs largely related to the Savannah acquisition.  Declines of $1.1 million in merger-related expenses and $105,000 in furniture and equipment expenses partially offset these increases.

Compared to the first quarter of 2013, noninterest expense decreased by $1.6 million.  The decrease resulted from a $1.1 million decline in merger-related expenses and small declines in most other noninterest expense categories.  This decline was partially offset by an increase of $494,000 in salaries and benefits, primarily the result of an increase the number of employees participating in the 401(k) plan and the resulting match.

Balance Sheet and Capital

At June 30, 2013, SCBT’s total assets were $5.0 billion, up from $4.4 billion at June 30, 2012, and down slightly from $5.1 billion at March 31, 2013.  Since June 30, 2012, the company’s balance sheet has grown by over $669.8 million, or 15.3%, due primarily to closing of The Savannah Bancorp, Inc. acquisition.  The asset growth was spread among increases in investment securities, acquired loans, non-acquired loans, premises and equipment, bank owned life insurance, and intangibles; and these were offset by declines in OREO of $15.8 million and decreases in FDIC receivables of $96.5 million.  The asset growth was supported primarily by $522.0 million in deposit growth, $42.2 million in correspondent bank federal funds purchased and $91.7 million in additional capital.

The Company’s book value per share increased to $30.33 per share at June 30, 2013, compared to $30.22 at March 31, 2013.  Capital increased by $2.3 million due primarily to net income of $12.5 million partially offset by an $8.3 million net unrealized loss on AFS securities and $3.1 million in dividends paid to our shareholders.  Tangible book value (“TBV”) per share increased by $0.20 per share to $23.09 at June 30, 2013 from $22.89 at March 31, 2013 due to the capital increases described above.

The total risk-based capital ratio is estimated to have increased by 30 basis points from the first quarter of 2013 to 14.7%, due primarily to a change in risk-weighted asset mix relative to the increase in capital.  Tier 1 leverage ratio increased to 9.2% from 8.9% at March 31, 2013.  The increase is driven by the growth in capital due to net income of $12.5 million partially offset by the increase in average total assets.  The Company’s capital positions remain “well-capitalized” by all measures at June 30, 2013.

“Our performance during the quarter has enabled us to increase the dividend to our shareholders to $0.19 per share, which is a $0.02 per share, or 11.8%, increase over the dividend paid one year ago,” said John C. Pollok, CFO and COO.  “In addition, this current dividend will represent for a First Financial shareholder a year over year increase of approximately 60% in dividend received.”

***************

SCBT Financial Corporation (the “Company”), Columbia, South Carolina is a registered bank holding company incorporated under the laws of South Carolina.  The Company consists of SCBT, the Bank and the following divisions:  NCBT, CBT, The Savannah Bank, and Minis & Co., Inc.  Providing financial services for over 78 years, SCBT Financial Corporation operates 81 locations in 19 South Carolina counties, 10 North Georgia counties, 2 Coastal Georgia counties and Mecklenburg County in North Carolina.  SCBT Financial Corporation has assets of approximately $5.0 billion and its stock is traded under the symbol SCBT in the NASDAQ Global Select Market.  More information can be found at www.SCBTonline.com.

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SCBT Financial Corporation will hold a conference call on Friday, July 26th at 11 a.m. Eastern Time where management will review earnings and performance trends.  Callers wishing to participate may call toll-free by dialing 888-317-6016.  The number for international participants is 412-317-6016.  The conference ID number is 10030421.  Participants can also listen to the live audio webcast through the Investor Relations section of www.SCBTonline.com.  A replay will be available beginning July 26th by 2:00 pm Eastern Time until 9:00 a.m. on August 12th.  To listen to the replay, dial 877-344-7529 or 412-317-0088.  The passcode is 10030421.

Non-GAAP Measures

Statements included in this press release include non-GAAP measures and should be read along with the accompanying tables which provide a reconciliation of non-GAAP measures to GAAP measures.  Management believes that these non-GAAP measures provide additional useful information.  Non-GAAP measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider the company’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the company.   Non-GAAP measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the company’s results or financial condition as reported under GAAP.

Cautionary Statement Regarding Forward Looking Statements

Statements included in this report which are not historical in nature are intended to be, and are hereby identified as, forward looking statements for purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934.   Forward looking statements generally include words such as “expects,” “projects,” “anticipates,” “believes,” “intends,” “estimates,” “strategy,” “plan,” “potential,” “possible” and other similar expressions.   The Company cautions readers that forward looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from forecasted results.  Such risks and uncertainties, include, among others, the following possibilities: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive merger agreement between the Company and First Financial Holdings, Inc. (“First Financial”); (2) the outcome of any legal proceedings that may be instituted against the Company or First Financial; (3) the inability to complete the transactions contemplated by the Merger Agreement due to the failure to satisfy each transaction’s respective conditions to completion, including the receipt of regulatory approval; (4) credit risk associated with an obligor’s failure to meet the terms of any contract with the bank or otherwise fail to perform as agreed; (5) interest risk involving the effect of a change in interest rates on both the bank’s earnings and the market value of the portfolio equity; (6) liquidity risk affecting the bank’s ability to meet its obligations when they come due; (7) price risk focusing on changes in market factors that may affect the value of traded instruments in “mark-to-market” portfolios; (8) transaction risk arising from problems with service or product delivery; (9) compliance risk involving risk to earnings or capital resulting from violations of or nonconformance with laws, rules, regulations, prescribed practices, or ethical standards; (10) strategic risk resulting from adverse business decisions or improper implementation of business decisions; (11) reputation risk that adversely affects earnings or capital arising from negative public opinion; (12) terrorist activities risk that results in loss of consumer confidence and economic disruptions; (13) cybersecurity risk related to our dependence on internal computer systems and the technology of outside service providers, as well as the potential impacts of third-party security breaches,  subjects the company to potential business disruptions or financial losses resulting from deliberate attacks or unintentional events; (14) economic downturn risk resulting in deterioration in the credit markets; (15) greater than expected noninterest expenses; (16) excessive loan losses; (17) failure to realize synergies and other financial benefits from, and to limit liabilities associates with, mergers and acquisitions, including mergers with Peoples Bancorporation (“Peoples”), The Savannah Bancorp, Inc. (“Savannah”), and First Financial, within the expected time frame; (18) potential deposit attrition, higher than expected costs, customer loss and business disruption associated with the integration of Savannah and First Financial, including, without limitation, potential difficulties in maintaining relationships with key personnel and other integration related-matters; (19) the risks of fluctuations in market prices for Company Common Stock that may or may not reflect economic condition or performance of the Company; (20) the payment of dividends on Company Common Stock is subject to regulatory supervision as well as the discretion of the board of directors of the Company; and (21) other factors, which could cause actual results to differ materially from future results expressed or implied by such forward looking statements.

SCBT Financial Corporation

(Unaudited)

(Dollars in thousands, except per share data)

						Second
	Three Months Ended					Quarter	Six Months Ended		YTD
	June 30,	March 31,	December 31,	September 30,	June 30,	2013 - 2012	June 30,		2013 - 2012
EARNINGS SUMMARY (non tax equivalent)	2013	2013	2012	2012	2012	% Change	2013	2012	% Change
Interest income	$57,530	$56,169	$50,263	$49,535	$45,470	26.5%	$113,699	$87,690	29.7%
Interest expense	2,246	2,368	2,351	2,625	2,936	-23.5%	4,614	6,118	-24.6%
Net interest income	55,284	53,801	47,912	46,910	42,534	30.0%	109,085	81,572	33.7%
Provision for loan losses (1)	179	1,060	2,211	4,044	4,642	-96.1%	1,239	7,365	-83.2%
Noninterest income	8,485	9,523	10,900	9,166	11,744	-27.8%	18,008	21,217	-15.1%
Noninterest expense	44,885	46,441	48,139	38,031	37,508	19.7%	91,326	72,727	25.6%
Income before provision for income taxes	18,705	15,823	8,462	14,001	12,128	54.2%	34,528	22,697	52.1%
Provision for income taxes	6,173	5,174	2,552	4,938	4,097	50.7%	11,347	7,638	48.6%
Net income	$12,532	$10,649	$5,910	$9,063	$8,031	56.0%	$23,181	$15,059	53.9%

Effective tax rate	33.00%	32.70%	30.16%	35.27%	33.78%		32.86%	33.65%

Basic weighted-average common shares	16,790,167	16,787,487	15,320,472	14,920,423	14,650,914	14.6%	16,803,656	14,260,257	17.8%
Diluted weighted-average common shares	16,989,818	16,954,039	15,446,778	15,043,067	14,733,325	15.3%	16,986,172	14,333,775	18.5%

Earnings per share - Basic	$0.75	$0.63	$0.39	$0.61	$0.55	36.4%	$1.38	$1.06	30.2%
Earnings per share - Diluted	0.74	0.63	0.38	0.60	0.55	34.5%	1.36	1.05	29.5%

Cash dividends declared per share	$0.18	$0.18	$0.18	$0.17	$0.17	5.9%	$0.36	$0.34	5.9%
Dividend payout ratio (2)	24.46%	28.75%	46.06%	28.34%	31.93%	-23.4%	26.43%	32.90%	-19.6%

Operating Earnings (non-GAAP) (3)
Net income (GAAP)	$12,532	$10,649	$5,910	$9,063	$8,031	56.0%	$23,181	$15,059	53.9%
Securities (gains) losses, net of tax	—	—	(89)	—	(40)		—	—
Merger and conversion related expense, net of tax	576	1,321	5,274	357	1,323	-56.4%	1,897	1,387
Net operating earnings (loss) (non-GAAP)	$13,108	$11,970	$11,095	$9,420	$9,314	40.7%	$25,078	$16,446	52.5%

Operating earnings (loss) per share - Basic	$0.78	$0.71	$0.72	$0.63	$0.64	21.9%	$1.49	$1.15	29.6%
Operating earnings (loss) per share - Diluted	0.77	0.71	0.72	0.63	0.63	22.2%	1.48	1.14	29.8%

						Second
	AVERAGE for Quarter Ended					Quarter	AVERAGE for Six Months		YTD
	June 30,	March 31,	December 31,	September 30,	June 30,	2013 - 2012	June 30,	June 30,	2013 - 2012
BALANCE SHEET HIGHLIGHTS	2013	2013	2012	2012	2012	% Change	2013	2012	% Change
Loans held for sale	$40,040	$51,216	$60,183	$56,300	$29,604	35.3%	$45,597	$31,838	43.2%
Acquired loans, net of allowance for acquired loan losses	927,520	997,010	582,726	501,214	484,084	91.6%	962,073	420,876	128.6%
Non-acquired loans	2,629,897	2,576,545	2,528,753	2,497,478	2,456,069	7.1%	2,603,368	2,456,075	6.0%
Total loans (1)	3,557,417	3,573,555	3,111,479	2,998,692	2,940,153	21.0%	3,565,441	2,876,951	23.9%
FDIC receivable for loss share agreements	114,724	139,172	162,580	194,116	219,183	-47.7%	126,881	232,870	-45.5%
Total investment securities	527,926	553,214	510,434	501,816	468,334	12.7%	540,499	396,405	36.4%
Intangible assets	123,881	125,257	87,372	79,857	79,041	56.7%	124,565	76,565	62.7%
Earning assets	4,496,341	4,489,187	3,972,280	3,766,889	3,703,552	21.4%	4,492,784	3,537,629	27.0%
Total assets	5,069,993	5,117,003	4,517,076	4,331,436	4,295,369	18.0%	5,093,368	4,126,643	23.4%
Noninterest-bearing deposits	1,023,668	969,400	886,240	813,394	795,867	28.6%	996,684	748,153	33.2%
Interest-bearing deposits	3,150,909	3,236,610	2,853,253	2,800,446	2,808,884	12.2%	3,193,523	2,689,740	18.7%
Total deposits	4,174,577	4,206,010	3,739,493	3,613,840	3,604,751	15.8%	4,190,207	3,437,893	21.9%
Federal funds purchased and repurchase agreements	297,025	319,602	247,970	223,844	215,678	37.7%	308,251	222,389	38.6%
Other borrowings	54,461	54,713	47,555	45,908	46,203	17.9%	54,587	46,342	17.8%
Shareholders’ equity	517,141	511,392	450,446	429,183	415,952	24.3%	514,282	399,668	28.7%

SCBT Financial Corporation

(Unaudited)

(Dollars in thousands, except per share data)

						Second
	ENDING Balance					Quarter
	June 30,	March 31,	December 31,	September 30,	June 30,	2013 - 2012
BALANCE SHEET HIGHLIGHTS	2013	2013	2012	2012	2012	% Change
Loans held for sale	$47,980	$50,449	$65,279	$71,585	$42,525	12.8%
Acquired loans	921,840	995,255	1,074,742	520,991	560,058	64.6%
Non-acquired loans	2,665,595	2,604,298	2,571,003	2,517,352	2,481,251	7.4%
Total loans (1)	3,587,435	3,599,553	3,645,745	3,038,343	3,041,309	18.0%
FDIC receivable for loss share agreements	104,048	124,340	146,171	174,321	200,569	-48.1%
Total investment securities	531,579	533,255	560,091	500,587	511,138	4.0%
Intangible assets	123,352	124,668	125,801	79,391	79,971	54.2%
Allowance for acquired loan losses	(31,597)	(31,277)	(32,132)	(31,138)	(35,813)	-11.8%
Allowance for non-acquired loan losses (1)	(38,625)	(41,669)	(44,378)	(46,439)	(47,269)	-18.3%
Premises and equipment	109,794	110,792	115,583	105,579	106,458	3.1%
Total assets	5,043,078	5,141,929	5,136,446	4,325,232	4,373,269	15.3%
Noninterest-bearing deposits	1,046,537	1,002,662	981,963	818,633	806,235	29.8%
Interest-bearing deposits	3,136,432	3,216,694	3,316,397	2,770,665	2,854,737	9.9%
Total deposits	4,182,969	4,219,356	4,298,360	3,589,298	3,660,972	14.3%
Federal funds purchased and repurchase agreements	262,447	328,701	238,621	226,330	220,264	19.2%
Other borrowings	54,372	54,638	54,897	45,807	46,105	17.9%
Total liabilities	4,526,486	4,627,718	4,628,897	3,891,308	3,948,363	14.6%
Shareholders’ equity	516,592	514,211	507,549	433,924	424,906	21.6%

Common shares issued and outstanding	17,032,061	17,017,904	16,937,464	15,114,185	15,085,991	12.9%

						Second
						Quarter
	June 30,	March 31,	December 31,	September 30,	June 30,	2013 - 2012
NONPERFORMING ASSETS (ENDING BALANCE)	2013	2013	2012	2012	2012	% Change
Non-acquired
Non-acquired nonaccrual loans	$40,854	$42,945	$48,387	$46,295	$47,940	-14.8%
Restructured loans	11,689	13,636	13,151	12,882	9,530	22.7%
Other real estate owned (“OREO”) not covered under FDIC loss share agreements	15,950	19,680	19,069	22,424	25,518	-37.5%
Accruing loans past due 90 days or more	198	121	500	156	137	44.5%
Other nonperforming assets	—	—	—	—	—
Total non-acquired nonperforming assets	68,691	76,382	81,107	81,757	83,125	-17.4%
Acquired (7)
Acquired nonaccrual loans	—	—	—	—	—
OREO covered under FDIC loss share agreements	35,142	34,244	34,257	47,063	53,146	-33.9%
OREO not covered under FDIC loss share agreements	17,536	16,766	13,179	5,059	5,745	205.2%
Other nonperforming assets	—	26	44	57	73
Total acquired nonperforming assets	52,678	51,036	47,480	52,179	58,964	-10.7%
Total nonperforming assets	$121,369	$127,418	$128,587	$133,936	$142,089	-14.6%

Excluding Acquired Assets
Total nonperforming assets as a percentage of total non-acquired loans and repossessed assets (1) (4)	2.56%	2.91%	3.13%	3.22%	3.32%
Total nonperforming assets as a percentage of total assets (5)	1.36%	1.49%	1.58%	1.89%	1.90%
NPLs as a percentage of period end non-acquired loans	1.98%	2.18%	2.41%	2.36%	2.32%
Including Acquired Assets
Total nonperforming assets as a percentage of total loans and repossessed assets (1) (4)	3.32%	3.47%	3.46%	4.31%	4.55%
Total nonperforming assets as a percentage of total assets	2.41%	2.48%	2.50%	3.10%	3.25%
NPLs as a percentage of period end loans	1.47%	1.58%	1.70%	1.95%	1.89%

OTHER ASSET QUALITY INFORMATION
Classified Assets (Ending Balance) (11)
Classified loans	$107,671	$121,222	$124,133	$135,095	$135,099	-20.3%
OREO and other nonperforming assets	15,950	19,680	19,069	22,424	25,518	-37.5%
Total classified assets	$123,621	$140,902	$143,202	$157,519	$160,617	-23.0%

Tier 1 capital and non-acquired allowance for loan losses	$494,562	$484,744	$477,686	$444,200	$436,964	13.2%
Classified assets as a percentage of Tier 1 capital and non-acquired allowance for loan losses	25.00%	29.07%	29.98%	35.46%	36.76%

Non-acquired Loans 30-89 Day Past Due	$10,957	$7,199	$7,189	$9,270	$10,464	4.7%

SCBT Financial Corporation

(Unaudited)

(Dollars in thousands)

						Second
	Quarter Ended					Quarter	Six Months Ended		YTD
	June 30,	March 31,	December 31,	September 30,	June 30,	2013 - 2012	June 30,	June 30,	2013 - 2012
ALLOWANCE FOR LOAN LOSSES (1)	2013	2013	2012	2012	2012	% Change	2013	2012	% Change
Non-acquired Loans:
Balance at beginning of period	$41,669	$44,378	$46,439	$47,269	$47,607	-12.5%	$44,378	$49,367	-10.1%
Loans charged off	(2,827)	(4,148)	(4,291)	(5,506)	(5,114)	-44.7%	(6,975)	(10,458)	-33.3%
Overdrafts charged off	(393)	(459)	(446)	(434)	(441)	-10.9%	(852)	(795)	7.2%
Loan recoveries	436	826	550	481	700	-37.7%	1,262	2,124	-40.6%
Overdraft recoveries	140	219	131	129	125	12.0%	359	341	5.3%
Net charge-offs	(2,644)	(3,562)	(4,056)	(5,330)	(4,730)	-44.1%	(6,206)	(8,788)	-29.4%
Provision for loan losses on non-acquired loans	(400)	853	1,995	4,500	4,392	-109.1%	453	6,690	-93.2%
Balance at end of period, non-acquired loans	38,625	41,669	44,378	46,439	47,269	-18.3%	38,625	47,269	-18.3%
Acquired Loans:
Balance at beginning of period	31,277	32,132	31,138	35,812	34,355		32,132	31,620
Loans charged off	—	—	—	—	—		—	—
Loan recoveries	—	—	—	—	—		—	—
Net charge-offs	—	—	—	—	—		—	—
Provision for loan losses on acquired loans:
Provision for loan losses before benefit attributable to FDIC loss share agreements	320	(855)	994	(4,674)	1,457		(535)	4,193
Benefit attributable to FDIC loss share agreements	259	1,062	(778)	4,218	(1,208)		1,322	(3,518)
Net provision for loan losses on acquired loans	579	207	216	(456)	249		787	675
Provision for loan losses recorded through the FDIC loss share receivable	(259)	(1,062)	778	(4,218)	1,208		(1,322)	3,518
Balance at end of period, acquired loans	31,597	31,277	32,132	31,138	35,812		31,597	35,813
Balance at end of period, total allowance for loan losses	$70,222	$72,946	$76,510	$77,577	$83,081	-15.5%	$70,222	$83,082	-15.5%

Total provision for loan losses charged to operations	$179	$1,060	$2,211	$4,044	$4,641		$1,240	$7,365
Allowance for non-acquired loan losses as a percentage of non-acquired loans (1)	1.45%	1.60%	1.73%	1.84%	1.91%		1.45%	1.91%
Allowance for loan losses as a percentage of total loans (1)	1.96%	2.03%	2.10%	2.55%	2.73%		1.96%	2.73%
Allowance for non-acquired loan losses as a percentage of non-acquired nonperforming loans	73.23%	73.49%	71.53%	78.27%	82.05%		73.23%	82.05%
Net charge-offs on non-acquired loans as a percentage of average non-acquired loans (annualized) (1)	0.40%	0.56%	0.64%	0.85%	0.77%		0.48%	0.72%

						Second
						Quarter
	June 30,	March 31,	December 31,	September 30,	June 30,	2013 - 2012
LOAN PORTFOLIO (ENDING balance) (1)	2013	2013	2012	2012	2012	% Change
Acquired covered loans	$239,082	$257,066	$282,728	$309,034	$332,874	-28.2%
Acquired non-covered loans	682,758	738,189	792,014	211,957	227,184	200.5%
Non-acquired loans:
Commercial non-owner occupied real estate:
Construction and land development	285,370	273,488	273,420	273,606	279,519	2.1%
Commercial non-owner occupied	298,769	298,707	290,071	278,935	284,147	5.1%
Total commercial non-owner occupied real estate	584,139	572,195	563,491	552,541	563,666	3.6%
Consumer real estate:
Consumer owner occupied	460,434	443,134	434,503	430,825	420,298	9.5%
Home equity loans	250,988	249,356	255,284	255,677	257,061	-2.4%
Total consumer real estate	711,422	692,490	689,787	686,502	677,359	5.0%
Commercial owner occupied real estate	802,125	796,139	784,152	787,623	763,338	5.1%
Commercial and industrial	294,580	291,308	279,763	245,285	228,010	29.2%
Other income producing property	136,957	131,776	133,713	131,832	132,193	3.6%
Consumer non real estate	104,239	93,997	86,934	86,729	87,290	19.4%
Other	32,133	26,393	33,163	26,840	29,395	9.3%
Total non-acquired loans	2,665,595	2,604,298	2,571,003	2,517,352	2,481,251	7.4%
Total loans (net of unearned income) (1)	$3,587,435	$3,599,553	$3,645,745	$3,038,343	$3,041,309	18.0%

Loans held for sale	$47,980	$50,449	$65,279	$71,585	$42,525	12.8%

SCBT Financial Corporation

(Unaudited)

(Dollars in thousands, except per share data)

	Quarter Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
SELECTED RATIOS	2013	2013	2012	2012	2012	2013	2012

Return on average assets (annualized)	0.99%	0.84%	0.52%	0.83%	0.75%	0.92%	0.73%

Operating return on average assets (annualized) (non-GAAP) (3)	1.04%	0.95%	0.98%	0.87%	0.88%	0.99%	0.80%

Return on average equity (annualized)	9.72%	8.45%	5.22%	8.40%	7.77%	9.09%	7.58%

Operating return on average equity (annualized) (non-GAAP) (3)	10.17%	9.49%	9.80%	8.73%	9.05%	9.83%	8.28%

Return on average tangible equity (annualized) (non-GAAP) (10)	13.48%	11.92%	6.91%	10.74%	9.92%	12.71%	9.80%

Net interest margin (tax equivalent)	5.01%	4.94%	4.88%	5.03%	4.69%	4.97%	4.70%

Efficiency ratio (tax equivalent)	69.49%	72.37%	80.95%	66.91%	68.34%	70.92%	70.07%

Operating efficiency ratio excluding OREO expense	63.79%	64.47%	62.84%	58.96%	60.84%	64.13%	63.40%

Book value per common share	$30.33	$30.22	$29.97	$28.71	$28.17

Tangible book value per common share (non-GAAP) (10)	$23.09	$22.89	$22.54	$23.46	$22.86

Common shares issued and outstanding	17,032,061	17,017,904	16,937,464	15,114,185	15,085,991

Equity-to-assets	10.24%	10.00%	9.88%	10.03%	9.72%

Tangible equity-to-tangible assets (non-GAAP) (10)	7.99%	7.76%	7.62%	8.35%	8.03%

Tier 1 leverage (9)	9.2%	8.8%	9.8%	9.3%	9.2%

Tier 1 risk-based capital (9)	13.4%	13.2%	12.7%	14.0%	13.9%

Total risk-based capital (9)	14.7%	14.4%	13.9%	15.2%	15.1%

	Quarter Ended					Second Quarter	Six Months Ended		YTD
	June 30,	March 31,	December 31,	September 30,	June 30,	2013-2012	June 30,	June 30,	2013-2012
RECONCILIATION OF NON-GAAP TO GAAP	2013	2013	2012	2012	2012	% change	2013	2012	% change

Pre-tax, Pre-provision Operating Earnings (6)
Net income (GAAP)	$12,532	$10,649	$5,910	$9,063	$8,031	56.0%	$23,181	$15,059	53.9%
Provision for loan losses (1)	179	1,060	2,211	4,044	4,642	-96.1%	1,239	7,365	-83.2%
Provision for income taxes	6,173	5,174	2,552	4,938	4,097	50.7%	11,347	7,638	48.6%
Pre-tax, pre-provision income	18,884	16,883	10,673	18,045	16,770	12.6%	35,767	30,062	19.0%
Securities gains	—	—	(128)	—	(61)		—	(61)
Merger and conversion related expense	860	1,963	7,552	568	1,998		2,823	2,094
Pre-tax, pre-provision operating earnings (non-GAAP)	$19,744	$18,846	$18,097	$18,613	$18,707	5.5%	$38,590	$32,095	20.2%

Operating efficiency ratio excluding OREO expense
Operating efficiency ratio excluding OREO expense	63.79%	64.47%	62.84%	58.96%	60.84%		64.13%	63.40%
Effect to adjust for OREO and loan related expense	4.37%	4.84%	5.41%	6.95%	3.86%		4.60%	4.65%
Effect to adjust for merger and conversion expenses	1.33%	3.06%	12.70%	1.00%	3.64%		2.19%	2.02%
Efficiency ratio (Tax Equivalent)	69.49%	72.37%	80.95%	66.91%	68.34%		70.92%	70.07%

Operating Return of Average Assets (3)
Operating return on average assets (non-GAAP)	1.04%	0.95%	0.98%	0.87%	0.88%		0.99%	0.80%
Effect to adjust for securities gains (losses)	0.00%	0.00%	0.01%	0.00%	0.00%		0.00%	0.00%
Effect to adjust for merger and conversion related expenses	-0.05%	-0.11%	-0.47%	-0.04%	-0.13%		-0.07%	-0.07%
Return on average assets (GAAP)	0.99%	0.84%	0.52%	0.83%	0.75%		0.92%	0.73%

Operating Return of Average Equity (3)
Operating return on average equity (non-GAAP)	10.17%	9.49%	9.80%	8.73%	9.05%		9.83%	8.28%
Effect to adjust for securities gains (losses)	0.00%	0.00%	0.08%	0.00%	0.04%		0.00%	0.00%
Effect to adjust for merger and conversion related expenses	-0.45%	-1.04%	-4.66%	-0.33%	-1.32%		-0.74%	-0.70%
Return on average equity (GAAP)	9.72%	8.45%	5.22%	8.40%	7.77%		9.09%	7.58%

SCBT Financial Corporation

(Unaudited)

(Dollars in thousands)

	Quarter Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
RECONCILIATION OF NON-GAAP TO GAAP (CONTINUED)	2013	2013	2012	2012	2012	2013	2012

Return on Average Tangible Equity (10)
Return on average tangible equity (non-GAAP)	13.48%	11.92%	6.91%	10.74%	9.92%	12.71%	9.80%
Effect to adjust for intangible assets	-3.76%	-3.47%	-1.69%	-2.34%	-2.15%	-3.62%	-2.22%
Return on average equity (GAAP)	9.72%	8.45%	5.22%	8.40%	7.77%	9.09%	7.58%

Tangible Book Value Per Common Share (10)
Tangible book value per common share (non-GAAP)	$23.09	$22.89	$22.54	$23.46	$22.86
Effect to adjust for intangible assets	7.24	7.33	7.43	5.25	5.30
Book value per common share (GAAP)	$30.33	$30.22	$29.97	$28.71	$28.17

Tangible Equity-to-Tangible Assets (10)
Tangible equity-to-tangible assets (non-GAAP)	7.99%	7.76%	7.62%	8.35%	8.03%
Effect to adjust for intangible assets	2.25%	2.24%	2.26%	1.68%	1.69%
Equity-to-assets (GAAP)	10.24%	10.00%	9.88%	10.03%	9.72%

	Three Months Ended
	June 30, 2013			June 30, 2012
	Average	Interest	Average	Average	Interest	Average
YIELD ANALYSIS	Balance	Earned/Paid	Yield/Rate	Balance	Earned/Paid	Yield/Rate

Interest-Earning Assets:
Federal funds sold, reverse repo, and time deposits	$370,958	$444	0.48%	265,462	$279	0.42%
Investment securities (taxable)	378,426	2,096	2.22%	337,612	2,036	2.43%
Investment securities (tax-exempt)	149,500	1,174	3.15%	130,722	1,035	3.18%
Loans held for sale	40,040	337	3.38%	29,604	276	3.75%
Acquired loans, net of allowance for acquired loan losses	927,520	24,492	10.59%	484,084	11,869	9.86%
Non-acquired loans (1)	2,629,901	28,987	4.42%	2,456,069	29,975	4.91%
Total interest-earning assets	4,496,345	57,530	5.13%	3,703,553	45,470	4.94%

Noninterest-Earning Assets:
Cash and due from banks	96,132			94,360
Other assets	519,059			545,170
Allowance for non-acquired loan losses	(41,543)			(47,714)
Total noninterest-earning assets	573,648			591,816
Total Assets	$5,069,993			$4,295,369

Interest-Bearing Liabilities:
Transaction and money market accounts	$1,822,379	$570	0.13%	$1,548,083	$840	0.22%
Savings deposits	353,574	81	0.09%	296,518	128	0.17%
Certificates and other time deposits	974,957	812	0.33%	964,284	1,303	0.54%
Federal funds purchased and repurchase agreements	297,025	115	0.16%	215,678	110	0.21%
Other borrowings	54,461	668	4.92%	46,203	555	4.83%
Total interest-bearing liabilities	3,502,396	2,246	0.26%	3,070,766	2,936	0.38%

Noninterest-Bearing Liabilities:
Demand deposits	1,023,668			795,867
Other liabilities	26,788			12,784
Total noninterest-bearing liabilities (“Non-IBL”)	1,050,456			808,651
Shareholders’ equity	517,141			415,952
Total Non-IBL and shareholders’ equity	1,567,597			1,224,603
Total liabilities and shareholders’ equity	$5,069,993			$4,295,369

Net interest income and margin (NON-TAX EQUIV.)		$55,284	4.93%		$42,534	4.62%
Net interest margin (TAX EQUIVALENT)			5.01%			4.69%

SCBT Financial Corporation

(Unaudited)

(Dollars in thousands)

	Six Months Ended
	June 30, 2013			June 30, 2012
	Average	Interest	Average	Average	Interest	Average
YIELD ANALYSIS	Balance	Earned/Paid	Yield/Rate	Balance	Earned/Paid	Yield/Rate

Interest-Earning Assets:
Federal funds sold, reverse repo, and time deposits	$341,245	$862	0.51%	$232,436	$491	0.42%
Investment securities (taxable)	386,626	4,257	2.22%	300,326	3,727	2.50%
Investment securities (tax-exempt)	153,873	2,381	3.12%	96,079	1,574	3.29%
Loans held for sale	45,597	719	3.18%	31,838	598	3.78%
Acquired loans, net of allowance for acquired loan losses	962,073	47,862	10.03%	420,876	20,979	10.02%
Non-acquired loans (1)	2,603,370	57,618	4.46%	2,456,075	60,321	4.94%
Total interest-earning assets	4,492,784	113,699	5.10%	3,537,630	87,690	4.98%

Noninterest-Earning Assets:
Cash and due from banks	108,002			93,284
Other assets	535,514			544,244
Allowance for non-acquired loan losses	(42,932)			(48,515)
Total noninterest-earning assets	600,584			589,013
Total Assets	$5,093,368			$4,126,643

Interest-Bearing Liabilities:
Transaction and money market accounts	$1,837,306	$1,176	0.13%	$1,489,451	$1,847	0.25%
Savings deposits	351,781	162	0.09%	282,384	275	0.20%
Certificates and other time deposits	1,004,436	1,686	0.34%	917,908	2,643	0.58%
Federal funds purchased and repurchase agreements	308,251	251	0.16%	222,389	236	0.21%
Other borrowings	54,587	1,340	4.95%	46,342	1,116	4.84%
Total interest-bearing liabilities	3,556,361	4,615	0.26%	2,958,474	6,117	0.42%

Noninterest-Bearing Liabilities:
Demand deposits	996,684			748,152
Other liabilities	26,041			20,349
Total noninterest-bearing liabilities (“Non-IBL”)	1,022,725			768,501
Shareholders’ equity	514,282			399,668
Total Non-IBL and shareholders’ equity	1,537,007			1,168,169
Total liabilities and shareholders’ equity	$5,093,368			$4,126,643

Net interest income and margin (NON-TAX EQUIV.)		$109,084	4.90%		$81,573	4.64%
Net interest margin (TAX EQUIVALENT)			4.97%			4.70%

SCBT Financial Corporation

(Unaudited)

(Dollars in thousands)

						Second
	Three Months Ended					Quarter	Six Months Ended		YTD
	June 30,	March 31,	December 31,	September 30,	June 30,	2013 - 2012	June 30,		2013 - 2012
NONINTEREST INCOME & EXPENSE	2013	2013	2012	2012	2012	% Change	2013	2012	% Change
Noninterest income:
Service charges on deposit accounts	$5,736	$5,761	$6,313	$6,169	$5,886	-2.5%	11,497	11,333	1.4%
Bankcard services income	4,245	3,893	3,665	3,570	3,618	17.3%	8,138	6,938	17.3%
Mortgage banking income	1,957	3,395	4,214	3,526	3,049	-35.8%	5,352	4,882	9.6%
Trust and investment services income	2,438	2,314	1,744	1,577	1,642	48.5%	4,752	3,039	56.4%
Securities gains, net (8)	—	—	128	—	61		—	61	-100.0%
Amortization of FDIC indemnification asset	(7,310)	(7,171)	(6,547)	(6,623)	(4,370)	-67.3%	(14,481)	(7,603)	90.5%
Other	1,419	1,331	1,383	947	1,858	-23.6%	2,750	2,567	7.1%
Total noninterest income	$8,485	$9,523	$10,900	$9,166	$11,744	-27.8%	$18,008	$21,217	-15.1%

Noninterest expense:
Salaries and employee benefits	$23,746	$23,252	$21,351	$18,647	$18,262	30.0%	$46,998	$36,310	29.4%
Information services expense	2,992	3,192	3,060	2,662	2,902	3.1%	6,184	5,369	15.2%
OREO expense and loan related	2,820	3,102	3,221	3,951	2,115	33.3%	5,922	4,831	22.6%
Net occupancy expense	2,851	2,932	2,470	2,621	2,478	15.1%	5,783	4,726	22.4%
Furniture and equipment expense	2,266	2,517	2,340	2,165	2,371	-4.4%	4,783	4,609	3.8%
Merger and conversion related expense	860	1,963	7,552	568	1,998	-57.0%	2,823	2,094	34.8%
Business development and staff related	1,276	1,228	1,017	878	689	85.2%	2,504	1,441	73.8%
FDIC assessment and other regulatory charges	1,096	1,224	887	878	1,073	2.1%	2,320	2,110	10.0%
Bankcard expense	1,236	1,164	985	1,057	1,118	10.6%	2,400	2,020	18.8%
Amortization of intangibles	1,022	1,034	566	566	540	89.3%	2,056	1,040	97.7%
Professional fees	760	691	673	643	732	3.8%	1,451	1,365	6.3%
Advertising and marketing	648	842	689	736	553	17.2%	1,490	1,310	13.7%
Other	3,312	3,300	3,328	2,659	2,677	23.7%	6,612	5,502	20.2%
Total noninterest expense	$44,885	$46,441	$48,139	$38,031	$37,508	19.7%	$91,326	$72,727	25.6%

Notes:

(1) Loan data excludes mortgage loans held for sale.

(2) The dividend payout ratio is calculated by dividing total dividends paid during the period by the total net income for the same period.

(3) Operating earnings, operating return on average assets, and operating return on average equity are non-GAAP measures and exclude the after-tax effect of gains on acquisitions, gains or losses on sales of securities, OTTI, and merger and conversion related expense.  Management believes that non-GAAP operating measures provide additional useful information that allows readers to evaluate the ongoing performance of the company.  Non-GAAP measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider the company’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the company.   Non-GAAP measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the company’s results or financial condition as reported under GAAP.  Operating earnings and the related operating return measures (non-GAAP) exclude the following from net income (GAAP) on an after-tax basis:  (a) pre-tax merger and conversion related expense of $860,000, $1,963,000, $7,552,000, $568,000, and $1,998,000, for the quarters ended June 30, 2013, March 31, 2013, December 31, 2012, September 30, 2012, and June 30, 2012, respectively; and (b) pre-tax securities gains of $128,000 and $61,000 for the quarters ended December 31, 2012 and June 30, 2012, respectively.

(4) Repossessed assets includes OREO and other nonperforming assets.

(5) Calculated by dividing total non-acquired NPAs by total assets.

(6) Pre-tax, pre-provision operating earnings is a non-GAAP measure and excludes the effect of the provision for loan losses, the provision for income taxes, the gains on acquisitions, gains or losses on sales of securities, OTTI, and merger and conversion related expense.  Management believes that non-GAAP pre-tax, pre-provision operating earnings provides additional useful information that allows readers to evaluate the ongoing performance of the company.  Non-GAAP measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider the company’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the company.   Non-GAAP measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the company’s results or financial condition as reported under GAAP.

(7) Acquired loans are not included in non-performing loans because the accretion method is being used for all acquired loan pools.

(8) If an other-than-temporary impairment charge was recorded during the quarter, the amount would be reflected in the “securities gains (losses), net” line item.

(9) June 30, 2013 ratios are estimated and may be subject to change pending the final filing of the FR Y-9C; all other periods are presented as filed.  All ratios are rounded down to one decimal point.

(10) The tangible measures are non-GAAP measures and exclude the effect of period end or average balance of intangible assets.  The tangible return on equity measures also add back the after-tax amortization of intangibles to GAAP basis net income.  Management believes that these non-GAAP tangible measures provide additional useful information, particularly since these measures are widely used by  industry analysts for companies with prior merger and acquisition activities.  Non-GAAP measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider the company’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the company.   Non-GAAP measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the company’s results or financial condition as reported under GAAP.  The sections titled “Reconciliation of Non-GAAP to GAAP” provide tables that reconcile non-GAAP measures to GAAP.

(11) Classified asset data excludes acquired assets.